As filed with the Securities and Exchange Commission on              , 1997


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          POST EFFECTIVE AMENDMENT
                                 TO FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                                 NBTY, INC.
                      (Formerly NATURE'S BOUNTY, INC.)
           (Exact name of registrant as specified in its charter)

               Delaware                                 11-2228617
   -------------------------------         ---------------------------------
   (State or other jurisdiction of         (IRS Employer Identification No.)
    incorporation or organization

  90 Orville Drive, Bohemia, New York                   11716
----------------------------------------              ----------
(Address of Principal executive offices)              (Zip Code)

                      1989 Non-Qualified Stock Options
                      --------------------------------
                      1990 Non-Qualified Stock Options
                      --------------------------------
                      1992 Non-Qualified Stock Options
                      --------------------------------
                           (Full title of Plans)

     Scott Rudolph, President, 90 Orville Drive, Bohemia, New York  11716
     --------------------------------------------------------------------
                   (Name and address of agent for service)

                                516-567-9500
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)


                                 NBTY, INC.

                            CROSS-REFERENCE SHEET
                 (Pursuant to Item 501(b) of Regulation S-K)
                 -------------------------------------------

Item in Form S-8                                    Location in Prospectus
----------------                                    ----------------------

1.  Forepart of Registration Statement and          Cover Page of Prospectus
    Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover             Inside Front and Outside
    Pages of Prospectus                             Back Pages of Prospectus

3.  Summary Information, Risk Factors               1989, 1990 and 1992 Non-
    and Ratio of Earnings to Fixed Charges          Qualified Stock Options

4.  Use of Proceeds                                 Use of Proceeds

5.  Determination of Offering Price                 Not Applicable

6.  Dilution                                        Not Applicable

7.  Selling Security Holders                        Selling Security Holders

8.  Plan of Distribution                            Plan of Distribution

9.  Description of Securities to be                 1989, 1990 and 1992 Non-
    Registered                                      Qualified Stock Options

10. Interests of Named Experts and Counsel          Legal Opinion; Experts

11. Material Changes                                Not Applicable

12. Incorporation of Certain Information            Incorporation of Certain
    by Reference                                    Documents by Reference

13. Disclosure of Commission Position               Indemnification of Offi-
    on Indemnification for Securities               cers, Directors and Others
    Act Liabilities

14. Exemption from Registration Claimed             Exemption from Registration
                                                    Claimed

15. Exhibits                                        Exhibits

16. Undertakings                                    Undertakings

PROSPECTUS

                  Reoffer Prospectus dated           , 1997
                              1,523,000 Shares
                                 NBTY, INC.
                                Common Stock
                              ($.008 Par Value)
                         ___________________________
                      1989 NON-QUALIFIED STOCK OPTIONS
                      1990 NON-QUALIFIED STOCK OPTIONS
                      1992 NON-QUALIFIED STOCK OPTIONS

      This Prospectus is being used in connection with the offering, from time to time, by certain stockholders who may be deemed to be affiliates ("Selling Stockholders") of NBTY, Inc. (the "Company") of shares of Common Stock of the Company (the "Shares"), issued or issuable upon the exercise of a like number of non-qualified stock options granted to certain Officers and Directors of the Company pursuant to the Company's 1989, 1990 and 1992 Non-Qualified Stock Options (the "Options"). These persons may offer these Shares, upon exercise of the non-qualified stock options, for sale as principals for their own accounts at any time and from time to time on the NASDAQ/NMS or otherwise at prices prevailing at the time of sale or in private sales and at prices to be negotiated. The Officers and Directors, upon exercise of the options and sale of the shares of Common Stock, receive the entire proceeds from such sale (see "Selling Security Holders"). The Company will not receive any of the proceeds from the sale of the Shares, but will receive funds upon the exercise of the options. All of the Selling Security Holders are Officers and/or Directors of the Company and may be deemed to be affiliates of the Company as that term is defined under Rule 405 of the Securities Act of 1933, as amended.
      ____________________________________________________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      ____________________________________________________________
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT BE LAWFULLY MADE.

              The Date of this Prospectus is           , 1997.


                              TABLE OF CONTENTS
                              -----------------


                                                                          Page
                                                                          ----

The Company . . . . . . . . . . . . . . . . . . . . . . . . . . .           2

Available Information . . . . . . . . . . . . . . . . . . . . . .           2

1989, 1990 and 1992 Non-Qualified Stock Options . . . . . . . . .           2

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .           5

Selling Security Holders. . . . . . . . . . . . . . . . . . . . .           6

Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . .           7

Incorporation of Certain Documents by Reference . . . . . . . . .           7

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8

Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . .           8


                                 THE COMPANY
                                 -----------

      NBTY, Inc. (the "Company"), collectively with its subsidiaries is a manufacturer and marketer of nutritional supplements in the United States. It sells more than 500 products consisting of vitamins and other nutritional supplements such as minerals, amino acids and herbs. Vitamins, minerals and amino acids are sold as a single vitamin and in multi-vitamin combinations and in varying potency levels in powder, tablet, soft gel, chewable, and hard shell capsule form. The Company's branded products are sold by independent and chain pharmacies, wholesalers-retailers, supermarkets, health food stores and by direct mail.

                            AVAILABLE INFORMATION
                            ---------------------

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; Room 1100, 75 Park Place, New York, New York 10007; 411 West Seventh Street, Fort Worth, Texas 76102, 8th Floor; and 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California, 90036-3648.
Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

      The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated herein by reference (not including any exhibits thereto). Such requests should be made to the Corporate Secretary, NBTY, Inc., 90 Orville Drive, Bohemia, New York 11716, telephone number (516)567-9500.


                      1989 NON-QUALIFIED STOCK OPTIONS
                      1990 NON-QUALIFIED STOCK OPTIONS
                      1992 NON-QUALIFIED STOCK OPTIONS
                      --------------------------------

      General Information. In December, 1989, September, 1990 and March, 1992, the Company issued 689,000, 1,320,000 and 1,075,000 Non-Qualified Stock Options, respectively, to certain Officers and Directors. Pursuant thereto, options to purchase an aggregate of 3,084,000 shares of Common Stock, $.008 par value per share (the "Common Stock"), were granted to Directors and Officers of the Company. The 3,084,000 shares of Common Stock subject to options were reserved for issuance upon exercise of the options granted and to be granted.

      The purpose of the options was to attract, retain and motivate employees of the Company and to encourage equity ownership in the Company by such employees by providing them with a means to acquire a proprietary interest in the Company. Copies of the following statements which summarize certain provisions applicable to the options are available for examination at the principal office of the Company, 90 Orville Drive, Bohemia, New York, 11716, telephone number (516) 567-9500, and at the offices of the Securities and Exchange Commission.

      Neither the Plan nor any of the Option Agreements (i) is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, or
(ii) is a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1954, as amended (the "Code").

      Summary of the Options
      ----------------------

      The following is a brief summary of the provisions of the Options.

      The Options provide that they may be granted to employees (including Officers and Directors) of the Company and its subsidiaries, all of whom are eligible to participate. The Board of Directors or a committee appointed by the Board will select the optionees and determine the number of shares to be subject to each option. In making such determination, there will be taken into account the duties and responsibilities of the employee, the value of the employee's services, his present and potential contributions to the success of the Company, the anticipated years of future service of the employee and other relevant factors.

      Administration
      --------------

      The Options are administered either by the Board of Directors of the Company or by a committee of not less than three members appointed by the Board. The interpretation and construction of any provisions of the Options by the Board or its committee shall be final and conclusive. Members of the Board will receive no compensation for their services in connection with the administration of the Options.

      Terms of Options
      ----------------

      The terms of options granted are to be determined by the Board or its committee. Each option is to be evidenced by a stock option agreement between the Company and the employee to whom such option is granted, and is subject to the following additional terms and conditions:

            (a) Exercise of the Option: The Board of Directors or its committee have determined that the time period during which options granted is for a term of five to ten years and will be exercisable in whole or in part at any time during the period. Unless otherwise provided in any option agreement, any option granted may be exercisable in whole or in part at any time during the exercise period. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check.

            (b) Option Price: The option price is determined by the Board of Directors or its committee but in no event may the option price be less than the fair market value on the date of grant. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on the national securities exchange or traded on the over-the-counter market, the fair market value shall be the mean of the reported bid and asked prices of the Common Stock on such date. Non-Qualified options granted to 10% shareholders of the Company are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

            (c) Termination of Employment; Death: If the employment of an optionee is terminated voluntarily by such optionee or for cause, his option shall expire immediately. If, however, such employment is terminated otherwise than by death, voluntarily or for cause, the optionee may exercise his option at any time within three months after such termination. For the purposes of the Options, retirement pursuant to either a pension or retirement plan adopted by the Company, or at the normal retirement date prescribed from time to time by the Company, is not deemed to be either voluntary termination or a termination for cause.

            In the event an optionee dies (a) while in the employ of the Company or a subsidiary or parent thereof or (b) within three months after the termination of his employment other than voluntarily or for cause, his option may be exercised by a legatee or legatees of such option under such optionee's Last Will and Testament or by his personal representatives or distributees at any time within one year after his death.

            In any event, an option may only be exercised to the extent that it could have been exercised by the optionee at the time of his termination of employment or death. In no event may an option be exercised after the expiration of ten years from the date of its grant.

            (d) Termination of Options: Unless otherwise provided in the terms of an option, options are granted for a period of five to ten years. No option can be exercisable by any persons after such expiration. No options can have a term greater than ten years and stock options granted to holders of more than 10% of the Company's Common Stock may not have a term of more than ten years.

            (e) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

            The option agreement may contain such other terms, provisions and conditions not inconsistent with the Options as may be determined by the Board of Directors or its committee.

                  TERMINATION; AMENDMENT OR DISCONTINUANCE
                  ----------------------------------------

      The Board of Directors of the Company may from time to time make such modifications or amendment of the options as it deems advisable.

      However, termination, modification or amendment of the Plan may adversely affect the terms of any outstanding options without the consent of the holders of such options.

                  ADJUSTMENTS UPON CHANGES IN COMMON STOCK
                  ----------------------------------------

      In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Options in the number of shares of Common Stock reserved for insurance upon the exercise of then outstanding options and in the exercise prices of such options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of options. Fractions of shares resulting from any such adjustment shall be revised to the next lower whole number of shares.

      In the event of the proposed dissolution, liquidation, merger or sale of substantially all of the assets of the Company, all outstanding options will automatically terminate unless otherwise provided by the Board. The Board of Directors or its committee may in its discretion make provisions for accelerating the exercisability of shares subject to options in such circumstances.

                               USE OF PROCEEDS
                               ---------------

        Upon the exercise of the 3,084,000 non-qualified stock options registered hereby, the Company will receive gross proceeds of $2,153,125. The Company intends to use such proceeds for working capital purposes. The Company will not realize any proceeds upon the sale of the shares of Common Stock issued or issuable upon the exercise of the non-qualified stock options.

                          SELLING SECURITY HOLDERS
                          ------------------------

      The following table lists the Selling Stockholders with respect to the shares of Common Stock being registered hereunder; the number of shares known to the Company to be held by each as of September 30, 1996; the number of stock options granted to each; the number of shares owned by each as a result of the exercise of stock options; the number of shares to be sold by each; and the percentage of outstanding shares of Common Stock to be beneficially owned by each before and after the sale of the shares hereby.

      Upon the exercise of the stock options, the Selling Stockholders intend to offer the shares for sale as principals for their own accounts at any time and from time to time on the NASDAQ/NMS or otherwise, at prices prevailing at the time of sale, or in private sales and at prices to be negotiated.

                          Selling Security Holders
                          ------------------------

                      Total           Number of     Number of                                       Percentage of Shares
                      Number of       1989 Non-     1990 Non-     Number of                         of Common Stock
                      Shares of       Qualified     Qualified     1992 Non-        Aggregate        Beneficially owned (1)
                      Common Stock    Stock         Stock         Qualified        Number of        ----------------------
Selling               Beneficially    Options       Options       Stock Options    Options          Before        After
Stockholders          Owned           Granted       Granted(3)    Granted          Granted          Offering      Offering
--------------------------------------------------------------------------------------------------------------------------


Scott Rudolph         3,673,555       419,333(3)    900,000       600,000(3)       1,919,333        18.8          --
Harvey Kamil            718,439       221,667(3)    420,000        60,000(3)         701,667         3.8          --
Barry Drucker            43,600                                    40,000             40,000            (2)         (2)
James Flaherty           30,148                                    45,000             45,000            (2)         (2)
Abraham Kleinman         45,000                                    45,000             45,000            (2)         (2)
Jean Palladino           45,000                                    45,000             45,000            (2)         (2)
Abraham Rubenstein       45,000                                    45,000             45,000            (2)         (2)
William Shanahan         45,000                                    45,000             45,000            (2)         (2)
Robert Silverman         45,000                                    45,000             45,000            (2)         (2)
James Taylor             45,350                                    45,000             45,000            (2)         (2)
Bernard G. Owen          31,400        12,000                      12,000             24,000            (2)         (2)
Aram Garabedian          24,000        12,000                      12,000             24,000            (2)         (2)
Murray Daly              22,000        12,000                      12,000             24,000            (2)         (2)
Alfred Sacks             15,000        12,000                      12,000             24,000            (2)         (2)
Glenn Cohen              12,000                                    12,000             12,000            (2)         (2)

_____________________________
<F1>  Based upon 18,592,119 shares outstanding as of September 30, 1996
<F2>  Represents less than 1%
<F3>  Exercised in full.

                            PLAN OF DISTRIBUTION
                            --------------------

      Any shares of Common Stock sold pursuant to this Reoffer Prospectus will be sold by the Selling Stockholders for their own account, and they will receive all proceeds from any such sales. The Corporation will receive none of the proceeds from the sale of shares which may be offered hereby but will receive funds upon the exercise of the options pursuant to which the Selling Stockholders will acquire the shares covered by this Reoffer Prospectus, which funds, if any, will be used for general corporate purposes. The Selling Stockholders have not advised the Corporation of any specific plans for the distribution of the shares of Common Stock covered by this Reoffer Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions), although sales may also be made in negotiated transactions or otherwise. If shares of Common Stock are sold through brokers, the Selling Stockholders may pay customary brokerage commissions and charges. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Reoffer Prospectus also may be sold pursuant to Rule 144 under the Securities Act of 1933 rather than pursuant to this Reoffer Prospectus.
The Selling Stockholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

      There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                   INCORPORATION OF DOCUMENTS BY REFERENCE
                   ---------------------------------------

      The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

      (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1996.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1996.

      (c) The description of the Registrant's Common Stock contained in reports and Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

      All reports hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

                                   EXPERTS
                                   -------

      The consolidated balance sheets as of September 30, 1996 and 1995 and the consolidated statements of income, cash flows, stockholders' equity and the financial statement schedule for each of the three years in the period ended September 30, 1996, incorporated by reference in this Registration Statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                LEGAL OPINION
                                -------------

      The legality of the Securities being offered hereby is being passed upon by Michael C. Duban, P.C., 81 Main Street, Suite 205, White Plains, New York 10601, general counsel to the Company. Michael C. Duban is a shareholder of the Company.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------


ITEM 3.  Incorporation of Certain Documents by Reference.
---------------------------------------------------------

      The documents listed in (a) through (c) below are hereby incorporated by reference in this Registration Statement on Form S-8; and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of the filing of such documents.

      (a) The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 1996.

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since September 30, 1996.

      (c) The description of the Registrant's Common Stock contained in Registration Statements filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  Description of Securities
----------------------------------

      Not Applicable.

ITEM 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

      Not Applicable.

ITEM 6.  Indemnification of Directors and Officers.
---------------------------------------------------

      Reference is made to the Company's Certificate of Incorporation, and to
Section 145 of the General Corporation Law for the State of Delaware ("DGCL").
Section 145 of the DGCL authorizes a corporation to provide indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, in non-derivative actions, suits or proceedings brought by third parties to an officer, director, employee or agent of the corporation, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute.

      In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      The Company maintains officers and directors liability insurance. Further, the Company has agreed to indemnify all directors and officers of the Company for any claims made against them, subject to the following conditions. Such indemnification will not extend to certain claims, including claims based upon or attributable to the indemnitee's gaining personal profit or advantage to which he is not legally entitled, claims brought or contributed to by the dishonesty of the indemnitee and claims under Section 16(b) of the Securities Exchange Act of 1934 for an accounting of profits resulting from the purchase or sale by the indemnitee of the Company's securities. Notwithstanding the foregoing, and insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or personnel controlling the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company if expenses incurred or paid by a director, officer or a controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person for liabilities arising under the Act in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel, the issue has been settled by controlling precedent, submit to a court or appropriate jurisdiction the issue as to whether such indemnification by it is against public policy as expressed in the Act and will comply with the final adjudication of such issue.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  Exemption From Registration Claimed.

      The Non-Qualified Stock Options and the shares of Common Stock issued upon the exercise of certain of such options, which are being registered herein, were issued without registration under the Securities Act of 1933, as amended, in accordance with the exemption, from registration contained in
Section 4(2) of such Act.

ITEM 8.  Exhibits.

Exhibit
Number
------

4.1           1989, 1990 and 1992 Non-Qualified Stock Options.*

5. Opinion of Michael C. Duban, P.C, as to the legality of the Securities being offered hereunder.

24.1 The consent of Michael C. Duban, P.C. is included in its opinion filed as Exhibit 5 to the Registration Statement.

24.2          Consent of Coopers & Lybrand L.L.P., independent accountants.

---------------------
*   Filed Previously.

ITEM 9.  Undertakings.

      1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.


      2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bohemia, New York on December 31, 1996.



                                    By: /s/ Scott Rudolph
                                        ---------------------------------------
                                        Scott Rudolph, President, Chairman of
                                        the Board and Chief Executive Officer

                                    By: /s/ Harvey Kamil
                                        ---------------------------------------
                                        Harvey Kamil, Executive Vice President
                                        and Chief Financial Officer and
                                        Principal Accounting Officer


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 this report has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.

Date

/s/ Scott Rudolph       President, Chief Executive       12/31/96
---------------------   Officer, Chairman of the Board   --------
Scott Rudolph

/s/ Arthur Rudolph      Director                         12/31/96
---------------------                                    --------
Arthur Rudolph

/s/ Aram Garabedian     Director                         12/31/96
---------------------                                    --------
Aram Garabedian

/s/ Bernard G. Owen     Director                         12/31/96
---------------------                                    --------
Bernard G. Owen

/s/ Alfred Sacks        Director                         12/31/96
---------------------                                    --------
Alfred Sacks

/s/ Murray Daly         Director                         12/31/96
---------------------                                    --------
Murray Daly

/s/ Glenn Cohen         Director                         12/31/96
---------------------                                    --------
Glenn Cohen

/s/ Nathan Rosenblatt   Director                         12/31/96
---------------------                                    --------
Nathan Rosenblatt

/s/ Bud Solk            Director                         12/31/96
---------------------                                    --------
Bud Solk